EX-99.11(a)
                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 33-37883), and to the incorporation by reference herein of our report dated February 9, 1998 on the financial statements and financial highlights of GIAC Funds, Inc.


                            By /s/ Ernst & Young LLP
                                ----------------------------
                                  Ernst & Young LLP

New York, New York
April 27, 1998